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                                                                EXHIBIT 10.20(c)

[LOGO] BANK OF AMERICA                                    AMENDMENT TO DOCUMENTS

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                  SECOND AMENDMENT TO BUSINESS LOAN AGREEMENT

This Second Amendment to Business Loan Agreement is entered into as of March 17, 1999, between Bank of America National Trust and Savings Association ("Bank") and Ventana Medical Systems, Inc. ("Borrower").

                                    RECITALS

A. WHEREAS, Bank and Borrower have entered into that certain Business Loan Agreement dated June 9, 1998, and amended on October 1, 1998 (collectively the "Agreement"): and

B. WHEREAS, Borrower and Bank desire to amend certain terms and provisions of said Agreement as more specifically hereinafter set forth.

                                     AGREED

NOW, THEREFORE, in consideration of the foregoing recitals, Bank and Borrower mutually agree to amend said Agreement as follows:

1. In paragraph 1.1 (a) (Line of Credit Amount) of the Agreement, the amount "Ten Million and No/100 Dollars ($10,000,000.00)" is substituted for the amount "Five Million and No/100 Dollars ($5,000,000.00)".

2. In Paragraph 1.2 (Availability Period) of the Agreement, the date "March 31, 2000" is substituted for the date "May 31, 1999".

3. The second sentence in Paragraph 2.1 (a) (Unused Commitment Fee) of the Agreement is amended and restated in its entirety to read as follows:

     The fee will be calculated at 1/2% per year.

4. Paragraph 7.3 (Quick Ratio) of the Agreement is amended and restated in its entirety to read as follows:

     7.3 QUICK RATIO. To maintain on a consolidated basis a ratio of quick assets to current liabilities of at least the amounts indicated for each period specified below to be measured quarterly:

               PERIOD                             RATIO
               ------                             -----

               From the date herein through
               March 31, 1999                     1.60:1.0

               April 1, 1999 and thereafter       1.75:1.0

     "Quick assets" means cash, short-term cash investments, net trade receivables and marketable securities not classified as long-term investments.



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5.   Paragraph 7.4 (Minimum Liquidity) of the Agreement is amended and restated
     in its entirety to read as follows:

     7.4 MINIMUM LIQUIDITY. To maintain a minimum of at least Two Million and No/100 Dollars ($2,000,000.00) in the form of Cash or Readily Marketable Securities, measured quarterly.

6. In Paragraph 7.10 (Capital Expenditures) of the Agreement, the amount "Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00)" is substituted for the amount "Three Million and No/1000 Dollars ($3,000,000.00)".

7. In Paragraph 7.12 (Out of Debt Period) of the Agreement is amended and restated in its entirety to read as follows:

     7.12 OUT OF DEBT PERIOD. To repay any advances in full, and not to draw any additional advances on its revolving line of credit, for a period of at least 30 consecutive days in each semi-annual period ending September 30th and March 31st of each year. For the purposes of this paragraph, "advances" does not include undrawn amounts of outstanding letters of credit.

The Amendment will become effective on March 17, 1999 (the "Effective Date"), provided that each of the following conditions precedent have been satisfied:

     The Bank has received from the Borrower a duly executed original of this Amendment.

     The Bank has received from the Borrower a duly executed Corporate Resolution in the amount of "Ten Million and No/100 Dollars
     ($10,000,000.00)".

Except as provided in this Amendment, all of the terms and provisions of the Agreement shall remain in full force and effect.

This Amendment shall be effective between the parties as of the date hereof. The Agreement, as amended hereby, shall hereinafter constitute the Agreement between the parties.

IN WITNESS WHEREOF, the Amendment has been executed by the parties hereto as of the date first written above.


Bank of America National Trust and Savings        Ventana Medical Systems, Inc.
Association


/s/ KEVIN GILLETTE                                /s/ PIERRE SICE
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Kevin Gillette, Vice President                    Pierre Sice, Vice President,
                                                  Chief Financial Officer